Exhibit 21.1

KINDER MORGAN, INC.
Subsidiaries of the Registrant

1108437 Alberta Ltd.
3071978 Nova Scotia Company
6043445 Canada Inc.
6048935 Canada Inc.
Agnes B Crane, LLC
Arrow Terminals B.V.
Arrow Terminals Canada B. V.
Arrow Terminals Canada Company
Audrey Tug LLC
Betty Lou LLC
Calnev Pipe Line LLC
Carbon Exchange LLC
Central Florida Pipeline LLC
CIG Trailblazer Gas Company, L.L.C.
Colton Processing Facility
Cortez Capital Corporation
Cortez Pipeline Company (50%)
Coyote Gas Treating Limited Liability Company
Cypress Interstate Pipeline LLC formerly Kinder Morgan
Cypress Pipeline LLC
Dakota Bulk Terminal, Inc.
Deeprock Development, LLC
Deeprock North, LLC
Delta Terminal Services LLC
Devco USA, L.L.C.
Dietze Products LLC (20%)
Eagle Ford Crossover LLC (50%)
Eagle Ford Gathering LLC (50%)
Elizabeth River Terminals LLC
Emory B Crane, LLC
Endeavor Gathering LLC (40%)
ExPlatte Holdings Inc.
Express GP Holdings Ltd.
Express Holdings (Canada) Limited Partnership
Express Holdings (USA) Inc.
Express Pipeline Limited Partnership
Express Pipeline LLC
Express Pipeline Ltd.
Express US Holdings LP
Fayetteville Express Pipeline LLC (50%)
Fernandina Marine Construction Management LLC
Frank L. Crane, LLC
General Stevedores GP, LLC
General Stevedores Holdings LLC
Global American Terminals LLC
Globalplex Partners, Joint Venture (50%)
Guilford County Terminal Company, LLC (65%)
Gulf Energy Gas, LLC
Gulf Energy Gathering & Processing, LLC
Gulf Energy Marketing, LLC
Hampshire LLC
HBM Environmental, Inc.
Horizon Pipeline Company, L.L.C. (50%)
Hydrocarbon Development, LLC

I.M.T. Land Corp.
ICPT, L.L.C.
Interenergy Corporation
International Marine Terminals (66.66%)
J.R. Nicholls LLC
Javelina Tug LLC
Jeannie Brewer LLC
Johnston County Terminal, LLC (50%)
K N Gas Gathering, Inc.
K N Natural Gas, Inc.
K N TransColorado, Inc.
Kellogg Terminal, LLC (50%)
Kinder Morgan (Delaware), Inc.
Kinder Morgan 2-Mile LLC
Kinder Morgan Amory LLC
Kinder Morgan Arrow Terminals Holdings, Inc.
Kinder Morgan Arrow Terminals, L.P.
Kinder Morgan Baltimore Transload Terminal LLC
Kinder Morgan Bison ULC
Kinder Morgan Border Pipeline LLC
Kinder Morgan Bulk Terminals, Inc.
Kinder Morgan Cameron Prairie Pipeline LLC
Kinder Morgan Canada CO2 ULC
Kinder Morgan Canada Company
Kinder Morgan Canada Inc.
Kinder Morgan Canada Terminals Limited Liability
Partnership
Kinder Morgan Carbon Dioxide Transportation Company
Kinder Morgan CO2 Company, L.P.
Kinder Morgan Cochin LLC
Kinder Morgan Cochin ULC
Kinder Morgan Columbus LLC
Kinder Morgan Commercial Services LLC
Kinder Morgan Crude Oil Pipelines LLC
Kinder Morgan Cushing LLC
Kinder Morgan Dallas Fort Worth Rail Terminal LLC
Kinder Morgan Eagle Ford LLC
Kinder Morgan Edmonton Terminals ULC
Kinder Morgan Endeavor LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan Finance Company LLC
Kinder Morgan Fleeting LLC
Kinder Morgan Foundation (nonprofit)
Kinder Morgan G. P., Inc.
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.
Kinder Morgan Heartland ULC
Kinder Morgan Holdco DE Inc.
Kinder Morgan Illinois Pipeline LLC
Kinder Morgan Interstate Gas Transmission LLC
Kinder Morgan Kansas, Inc.
Kinder Morgan KMAP LLC
Kinder Morgan Las Vegas LLC
Kinder Morgan Linden Transload Terminal LLC
Kinder Morgan Liquids Terminals LLC

KINDER MORGAN, INC.
Subsidiaries of the Registrant (continued)

Kinder Morgan Liquids Terminals St. Gabriel LLC
Kinder Morgan Louisiana Pipeline Holding LLC
Kinder Morgan Louisiana Pipeline LLC
Kinder Morgan Marine Services LLC
Kinder Morgan Materials Services, LLC
Kinder Morgan Mid Atlantic Marine Services LLC
Kinder Morgan NatGas Operator LLC
Kinder Morgan North Texas Pipeline LLC
Kinder Morgan Operating L.P. “A”
Kinder Morgan Operating L.P. “B”
Kinder Morgan Operating L.P. “C”
Kinder Morgan Operating L.P. “D”
Kinder Morgan Pecos LLC
Kinder Morgan Petcoke GP LLC
Kinder Morgan Petcoke LP LLC
Kinder Morgan Petcoke, L.P.
Kinder Morgan Pipeline LLC
Kinder Morgan Pipeline Services of Mexico S. de R.L. de
C.V.
Kinder Morgan Pipelines (USA) Inc.
Kinder Morgan Port Manatee Terminal LLC
Kinder Morgan Port Sutton Terminal LLC
Kinder Morgan Port Terminals USA LLC
Kinder Morgan Production Company LLC
Kinder Morgan Rail Services LLC
Kinder Morgan River Terminals LLC
Kinder Morgan Seven Oaks LLC
Kinder Morgan Southeast Terminals LLC
Kinder Morgan Tank Storage Terminals LLC
Kinder Morgan Tejas Pipeline LLC
Kinder Morgan Terminals, Inc.
Kinder Morgan Texas Gas Services LLC
Kinder Morgan Texas Pipeline LLC
Kinder Morgan Texas Terminals, L.P.
Kinder Morgan TransColorado LLC
Kinder Morgan TransColorado, Inc.
Kinder Morgan Transmix Company, LLC
Kinder Morgan Treating LP
Kinder Morgan Urban Renewal, L.L.C.
Kinder Morgan W2E Pipeline LLC
Kinder Morgan Wink Pipeline LLC
KinderHawk Field Services LLC (50%)
KM Crane LLC
KM Decatur, Inc.
KM Express LLC
KM Gathering LLC
KM Insurance Ltd.
KM International Services, Inc.
KM Kaskaskia Dock LLC
KM Liquids Terminals LLC
KM North Cahokia Land LLC
KM North Cahokia Special Project LLC
KM North Cahokia Terminal Project LLC
KM Ship Channel Services LLC
KM Treating GP LLC

KM Upstream LLC
KMBT LLC
KMEP Canada ULC
KN Telecommunications, Inc.
Knight Power Company LLC
Lomita Rail Terminal LLC
Midcontinent Express Pipeline LLC (50%)
Mid-Ship Group LLC (25%)
Milwaukee Bulk Terminals LLC
MJR Operating LLC
Mr. Bennett LLC
Mr. Vance LLC
Nassau Terminals LLC
Natural Gas Pipeline Company of America LLC
NGPL Canyon Compression Co. LLC
NGPL HoldCo Inc.
NGPL PipeCo LLC (20%)
North Cahokia Industrial, LLC (50%)
North Cahokia Real Estate, LLC (17.46%)
North Cahokia Terminal, LLC (50%)
Northeast Express Pipeline LLC (66.66%)
NS 307 Holdings Inc.
Paddy Ryan Crane, LLC
Pecos Carbon Dioxide Transportation Company (69.27%)
Pinney Dock & Transport LLC
Plantation Pipe Line Company (51%)
Plantation Services, LLC (51%)
Platte Pipe Line Company
Queen City Terminals, Inc.
Rahway River Land LLC
Razorback Tug LLC
RCI Holdings, Inc.
Red Cedar Gathering Company (49%)
River Consulting, LLC
River Terminals Properties GP LLC
River Terminals Properties, LP
Rockies Express Pipeline LLC (50%)
SFPP, L.P. (99.5%)
Silver Canyon Pipeline LLC
Sonoran Pipeline LLC (50%)
Southwest Florida Pipeline LLC
SRT Vessels LLC
Stellman Transportation, LLC
Stevedore Holdings, L.P.
Tajon Holdings, Inc.
Tejas Gas Systems, LLC
Tejas Gas, LLC
Tejas Natural Gas, LLC
Tejas-Gulf, LLC
Texan Tug LLC
Trailblazer Pipeline Company LLC
Trans Mountain (Jet Fuel) Inc.
Trans Mountain Pipeline (Puget Sound) LLC
Trans Mountain Pipeline L.P.
Trans Mountain Pipeline ULC

KINDER MORGAN, INC.
Subsidiaries of the Registrant (continued)

TransColorado Gas Transmission Company LLC Transload Services, LLC Valley Gas Transmission, LLC Valley Operating, Inc. Western Plant Services, Inc. Wildhorse Energy Partners, LLC (55%)